SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 5, 2008
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey 08543
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 5, 2008, the Board of Directors (the “Board”) of Church & Dwight Co., Inc. (the “Company”), upon the recommendation of the Compensation & Organization Committee of the Board (the “Committee”), approved the criteria on which annual incentive compensation may be paid to executive officers for 2008.

Incentive compensation will be paid as a percentage of base salary and can range from a minimum of zero to a maximum of 200% of such executive officer’s target amount. The target amount of incentive compensation for the Chief Executive Officer equals 100% of base salary. The target amount of incentive compensation for the Chief Financial Officer equals 60% of base salary. For each executive officer other than the Chief Executive Officer and Chief Financial Officer, the target amount of incentive compensation equals 50% of the executive officer’s base salary.

The factors on which incentive compensation will be based depend on whether the executive is principally responsible for the performance of a division. The Committee determined that for an executive officer who is not principally responsible for the performance of a division, 100% of incentive compensation will be based on corporate performance, of which 20% may be adjusted based on individual performance. For an executive officer principally responsible for the performance of a division, 60% of incentive compensation will be based on corporate performance, of which a third (equivalent to 20% of total incentive compensation) may be adjusted based on individual performance, and 40% will be based on division performance.

The corporate performance portion of the incentive bonuses will be based on the achievement of results for consolidated net sales (25% of the target amount), gross margin (25% of the target amount), operating margin (25% of the target amount) and free cash flow (25% of the target amount). The Committee has also established minimum achievement levels for each metric, at or below which no award will be paid, and maximum achievement levels, at or above which bonuses up to two times the target award will be paid.

For each executive officer principally responsible for the performance of a division, the division performance portion of incentive compensation is based on the achievement of certain results by the executive’s division. For the consumer division, the targets are net sales, gross margin and operating margin; in each case, the weighting is 33 1/3%. For the international division, the targets are net sales, gross margin, operating margin and working capital; in each case the weighting is 25%. For the specialty products division, the targets are net sales and division earnings before interest and taxes, weighted 33% and 67%, respectively. As is the case with the corporate performance metrics, each division metric has a minimum level at or below which no incentive compensation will be paid and a maximum level at or above which incentive compensation up to two times the target amount will be paid.

Individual adjustments, if any, are determined based upon an executive officer’s individual performance in connection with articulated goals. These goals address, among other things, new product and business building initiatives; resolution of certain business related problems; cost control; organizational and infrastructure development and improvement; international expansion and acquisitions. The attainment of such personal objectives will be determined by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	March 11, 2008	By:	/s/ Susan E. Goldy
		Name:	Susan E. Goldy
		Title:	Executive Vice President, General Counsel and Secretary